UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2013

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 12, 2013, Cole Credit Property Trust III, Inc. (the “Company”) issued a letter to its stockholders regarding the suspension of the Company’s distribution reinvestment plan and the Company’s share redemption program. A copy of the letter to stockholders is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

Item 8.01	Other Events

On April 12, 2013, the Company announced that its board of directors, including all of the Company’s independent directors, had voted to suspend the Company’s distribution reinvestment plan and the Company’s share redemption program.

Beginning with the distributions previously authorized by the board of directors for the month of May 2013, which are payable in June 2013, all distributions authorized by the board of directors will be paid to the Company’s stockholders in cash. The Company can provide stockholders with assistance on directing cash distribution payments and answering questions. For IRAs and other qualified accounts, distributions will be paid to the stockholders’ trust company of record. The suspension of the distribution reinvestment plan will not affect the payment of distributions to stockholders who previously received their distributions in cash.

As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by the Company to be in good order on or before April 22, 2013 will be honored in accordance with the terms, conditions and limitations of the share redemption program. The Company will not process or accept any requests for redemption that are not in good order on or before that date. The Company expects to make prompt payment for previously submitted and accepted redemption requests.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
99.1	Letter to Stockholders, dated April 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2013	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

Exhibit Index

Exhibit Number	Description
99.1	Letter to Stockholders, dated April 12, 2013.

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